Exhibit  10.5  Employment  Agreement  of  Adam  Cogley

                              EMPLOYMENT AGREEMENT

     This AGREEMENT (the "Agreement") is made as of December 27, 2001 (the "Effective Date"), by and between International Wireless, Inc., a Delaware corporation with its headquarters located at 120 Presidential Way, Suite 310 Woburn, Massachusetts (the "Employer"), and Adam J. Cogley (the "Executive") of 6 Gunnison Road, Boxford, Massachusetts 01921. In consideration of the mutual covenants contained in this Agreement, the Employer and the Executive agree as follows:

     6.     Employment.  The  Employer  agrees  to  employ the Executive and the
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Executive  agrees to be employed by the Employer on the terms and conditions set forth  in  this  Agreement.

     7.     Capacity.  The  Executive  shall serve the Employer as the Treasurer
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and  Corporate Controller for the Employer.  In such capacity or capacities, the
Executive shall perform such services and duties in connection with the business, affairs and operations of the Employer as assigned to the position of Treasurer and Corporate Controller.

     8.     Term.  Subject  to  the  provisions  of  Section  6,  the  term  of
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employment pursuant to this Agreement (the "Term") shall be three (3) years from the Effective Date and shall be renewed automatically for periods of one (1) year commencing at the third anniversary of the Effective Date and on each subsequent anniversary thereafter unless either party terminates this agreement as permitted herein.

     9.     Compensation  and  Benefits.  The  regular compensation and benefits
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payable  to  the  Executive  under  this  Agreement  shall  be  as  follows:

     10.     Salary.  For  all  services  rendered  by  the Executive under this
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Agreement,  the  Employer  shall pay the Executive a salary (the "Salary") at an initial annual rate of $60,000 ($5,000 per month), commencing January 15, 2002, increasing to $67,500 ($5,625 per month) on August 1, 2002. Based on the company meeting, or substantially meeting certain revenue goals laid out in the quarterly forecast of the company, the Executive's salary shall further increase to $80,000 ($6,666.67 per month) on January 15, 2003 and a further 4% semi-annually thereafter. These goals will be agreed to by the Executive and the Company prior to Feb 1, 2002. Should the Executive complete a Masters Degree in Business Administration, Finance, Accounting or other business related field during the Term, the Executive's salary shall immediately increase to $120,000 per year ($10,000 per month) and shall continue to increase upon the first anniversary of this agreement a further 4%, semi-annually thereafter. The Executive's salary is subject to further increases subject from time to time at the discretion of the Board of Directors. The Salary shall be payable in periodic installments in accordance with the Employer's usual practice for its employees.

          (a)     Performance  Bonus.  The Executive shall be paid a performance
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bonus  under  terms  outlined  by  the  Executive  Compensation  Committee  of
International Wireless, Inc., with a minimum annual bonus of 5% of the Executive's average annual salary, to be paid at the end of each year.


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          (b)     Commission.  The  Executive  shall be paid a commission on all
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sales,  revenue,  mergers,  acquisitions,  asset  sales/purchases,  partnership transactions or arrangements in which the Executive initiated, or substantially effected a positive outcome, to the benefit of the Employer. The commission shall be no less than half the total available commission being paid by the Employer. In the case that such a transaction yields a recurring financial benefit to the Employer, the Executive shall continue to receive the established commission for the life of the transaction, regardless of the Executive's status with the Employer, including, but not limited to, termination for any reason or the expiration of this contract.

          (b)     Automobile  Allowance. Starting  on  September  1,  2002,  the
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Executive  shall  be  entitled  to a $400 per month automobile allowance for the remaining term of his employment based on the company meeting, or substantially meeting certain revenue goals laid out in the quarterly forecast of the company. These goals will be agreed to by the Executive and the Company prior to Feb 1, 2002. This allowance shall continue regardless of the Executive's status with the Employer, including, but not limited to, termination for any reason or the expiration of this contract.

          (c)     Benefits.  The  Executive  shall be entitled to participate in
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any  employee  benefit  plans  which  the  Employer may from time to time put in effect for executives, provided that the Executive is eligible for such benefits, including but not limited to short and long term disability plans, retirement plans, and other group plans. The Executive shall receive fully paid coverage of health and dental insurance, provided the Executive is eligible for such benefits, life insurance equal to two (2) times annual salary, four (4) weeks paid vacation, personal time and floating holidays, subject to the approval of the Board of Directors. The Executive shall also be reimbursed for all business related expenses in accordance with the Employer's policies. In addition, educational expenses incurred by the Executive in the area of general business administration, finance, or other business related fields, shall be paid by the Employer and considered as professional development. The Employer shall reimburse the Executive for all other educational expenses, up to the maximum allowed by law, currently $4,000.00 per year. Such participation in benefits shall be subject to applicable law.

          (d)     Taxation  of  Payments  and  Benefits.  The  Employer  shall
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undertake  to  make  deductions,  withholdings  and  tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings. Nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

     6.     Stock  Options  for  the  Executive.  As  part  of  the  Executive's
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compensation  throughout  2001,  the  Executive  shall receive from the Employer
112,500 fully registered, qualified statutory stock options, at $0.46 per share, contingent upon the Employer closing its Merger with Origin Investment Group, Inc. (Appendix A) as of the Effective Date and in accordance with the Employer's Stock Option Plan. These options shall vest quarterly in equal pro rata installments over three (3) years, beginning March 31, 2002, but will be fully vested upon an IPO, merger, acquisition, or sale of the Company, further than those referenced above. This vesting schedule may be changed upon mutual


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agreement  of  the  Executive  and  the  Board  of  Directors  of  the Employer.
Notwithstanding any other provision in this agreement or other agreements, the vested options shall survive termination of this Agreement and shall remain exercisable subject to the terms of the Stock Option Plan and the applicable Stock Option Agreement. The Executive shall also receive additional incentive Stock Options from time to time under the Employer's 2002 Stock Option Plan as determined by the Board of Directors at their sole discretion.

     6.     Termination  and  Termination  Benefits.  Notwithstanding  the
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provisions  of  Section 3, the Executive's employment under this Agreement shall terminate under the following circumstances set forth in this Section 6. Unless otherwise specifically provided in this Agreement or otherwise required by law, all compensation and benefits payable to the Executive under Section 5 of this Agreement shall terminate on the date of termination of the Executive's employment under this Agreement, except as to wages, bonus and benefits accrued through the date of termination.

          (a)     Termination  by  the  Employer  for  Cause.  The  Executive's
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employment  under  this  Agreement  may  be terminated for cause without further liability on the part of the Employer effective immediately upon a vote of the Board of Directors and written notice to the Executive. Only the following shall constitute "cause" for such termination:

               (i) the conviction of the Executive for a felony involving moral turpitude, deceit, dishonesty or fraud;

               (ii) gross negligence, willful misconduct or insubordination of the Executive with respect to the Employer or any affiliate of the Employer , which the Executive fails to cure within thirty (30) days of receiving a notice from the Employer of such gross negligence, willful misconduct or insubordination.

          (b)     Termination  by  the  Executive.  The Executive, may terminate
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the  Executive's employment under this Agreement, by written notice to the Board of  Directors,  at  any  time  and  without  penalty  to  the  Executive.

          (c)     Termination  by  the  Employer  Without Cause.  Subject to the
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payment  of  Termination  Benefits  pursuant  to  Section  6(d), the Executive's employment under this Agreement may be terminated by the Employer without cause upon written notice to the Executive by a vote of the Board of Directors.

          (d)     Certain  Termination  Benefits. Notwithstanding the foregoing,
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in  the  event  of  termination  of the Executive's employment with the Employer pursuant to Section 6(c) above, or Section 6(f) below, the Employer shall provide to the Executive (or to the Executive's estate, if applicable) the following termination benefits ("Termination Benefits"):

               (i) vesting of 100% of all stock options, and payment to the Executive of a sum equal to six month's salary at the rate in effect under
Section 4(a) and paid in a lump sum, on the last effective date of employment of the Executive; and

               (iv) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. Sec. 1161 et seq. (commonly known as "COBRA"), with the cost of the regular premium for such benefits shared in the same relative proportion by the Employer and the Executive as in effect on the date of termination.


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               (v)     If  the  business entity known as International Wireless,
Inc. is sold either in whole or in part or otherwise disposed of, the Executive shall be entitled to a cash payment equal to four (4) times the Executive's base salary on the effective date of the transaction

Notwithstanding the foregoing, nothing in this Section 6(d) shall be construed to affect the Executive's right to receive COBRA continuation entirely at the Executive's own cost to the extent that the Executive may continue to be entitled under law to COBRA continuation after the Executive's right to cost sharing under Section 6(d)(ii) ceases.

          (e) Death or Disability. If the Executive shall die, the Employer shall pay the Executive's estate an amount equal to the Executive's full Salary that would have been payable for a period of time equal to six (6) months from the time of death or disability. If the Executive shall be disabled so as to be unable to perform the essential functions of the Executive's then existing position or positions under this Agreement with reasonable accommodation as reasonably determined by the Board of Directors, the Board of Directors may remove the Executive from any responsibilities and/or reassign the Executive to another position with the Employer for the remainder of the Term or during the period of such disability. Notwithstanding any such removal or reassignment, the Executive shall continue to receive the Executive's full Salary (less any disability pay or sick pay benefits to which the Executive may be entitled under the Employer's policies) and benefits under Section 4 of this Agreement (except to the extent that the Executive may be ineligible for one or more such benefits under applicable plan terms) for a period of time equal to the remainder of the Term. Nothing in this Section 6(e) shall be construed to waive the Executive's rights, if any, under existing law including, without limitation, the Family and Medical Leave Act of 1993, 29 U.S.C. Sec.2601 et seq. and the Americans with Disabilities Act, 42 U.S.C. Sec.12101 et seq.

          (f)     Termination  Following a Corporate Transaction. If, within one
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(1)  year  following  a  Corporate Transaction described in Section 6(f)(i), the
Executive's employment is terminated by the Employer (or its successor) or the Executive as a result of the occurrence of any of the Changes in Circumstances listed in Section 6(f)(ii), the Employer (or its successor) shall provide to the Executive (or the Executive's estate, if applicable) the Termination Benefits pursuant to Section 6(d) above.

               (i) Corporate Transaction shall mean the occurrence of one or more of the following events:

                    (A) the closing of a merger or consolidation of the Employer with any other corporation or other entity, other than (1) a merger or consolidation which would result in the voting securities of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Employer or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Employer (or similar transaction) in which no "person" (as hereinabove defined) acquires more than fifty percent (50%) of the combined voting power of the Employer's then outstanding securities; or


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                    (B)     the  closing  of  a  plan of complete liquidation of
the Employer or the closing of the sale or disposition by the Employer of all or substantially all of the Employer's assets.

               (ii)     It  shall  be a "Change in Circumstances" referred to in
Section 6(f) above if any one of the following occurs and is not cured by the Employer (or its successor) within thirty (30) days of notice by the Executive:

                    (A)     a  reduction  of  the  Executive's  salary;  or

                    (B) a significant change in the Executive's responsibilities and/or duties which constitutes, when compared to the Executive's responsibilities and/or duties before the Change of Control; or

                    (C) a material loss of title or office, which term shall include without limitation the failure of the Board of Directors to elect the Executive to the positions listed in Section 2; or

                    (D) the relocation of the offices at which the Executive is principally employed as of the Corporate Transaction to a location more than thirty (30) miles from such offices, which relocation is not approved by the Executive.

     7.     Confidential  Information,  Noncompetition  and  Cooperation.
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          (a)     Definitions.  For  purposes  of  this Section 7, the following
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terms  shall  have  the  following  meanings:

               (i) "Confidential Information" means information belonging to the Employer whether reduced to writing (or in a form from which such information can be obtained, translated, or derived into reasonably usable form), or maintained in any other manner, which derives independent economic value from not being readily known to or ascertainable by proper means by others who can obtain economic value from the disclosure or use of such information, including without limitation, financial information, reports, and forecasts; inventions, improvements and other intellectual property; trade secrets; know-how; designs, processes or formulae; software; market or sales information or plans; customer lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer. Confidential Information also includes information developed by the Executive in the course of the Executive's employment by the Employer. Confidential Information also includes the confidential information of others with which the Employer has a business relationship. Notwithstanding the foregoing, Confidential Information does not include information (A) of which the Executive presently has knowledge or which is in the Executive's possession on the date hereof and of which he did not learn through its contact with the Employer previous to the date hereof; (B) which is presently publicly available or a matter of public knowledge generally or becomes publicly known through no wrongful act of the Executive; (C) which is lawfully received by the Executive from a third party who is or was not bound in any confidential relationship to the Employer; (D) disclosure of which is necessary to comply with law or the valid order or requirement of a governmental agency or court of competent jurisdiction; or (E) which is disclosed by the Employer to a third party without similar restrictions regarding further disclosures.


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               (ii)     "Inventions  and  Developments"  means  any  and  all
inventions, developments, creative works and useful ideas of any description whatsoever, whether or not patentable, including without limitation, discoveries and improvements which consist of or relate to any form of Confidential Information.

               (iii) "Employer-Related Inventions and Developments" means all Inventions and Developments which relate at the time of conception or development to the actual or demonstrably anticipated business or research and development activities of the Employer, and either (A) result from or relate to any work performed for the Employer, whether or not during normal business hours; (B) are developed on Employer work time; or (C) are developed through the use of Confidential Information, or the Employer's equipment, software, or other facilities or resources. Notwithstanding any other provision of this Agreement, specifically excluded from this Agreement are Inventions and Developments and Businesses conceived or managed by the Executive or specifically related to Atlantic Ventures Management, Young Technology Fund, L.P., Young Technology Fund II, L.P., Young Management Group, L.P., Standard MEMS, Inc., or TeleHubLink, Inc.

               (iv) "Business" means business endeavors that the Employer currently engages in or may commence or prepare to commence during the Term.

               (v) "Restricted Term" means the Term including any and all renewals thereof and the period ending five (5) business days following the termination of the Executive's employment with the Employer, regardless of reason.

          (b)     Confidentiality.  The  Executive  understands  and agrees that
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the  Executive's  employment  creates  a  relationship  of  confidence and trust between  the  Executive  and  the  Employer  with  respect  to  all Confidential
Information. At all times, both during the Executive's employment with the Employer and after its termination, the Executive will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Executive's duties to the Employer. In the event that the Executive is ordered by a court or tribunal or otherwise subpoenaed to provide testimony, information, documents or things that could include Confidential Information, the Executive agrees that he shall make reasonable efforts to give prompt notice of such order to the Employer.

          (c)     Documents,  Records,  etc.  All  documents,  records,  data,
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apparatus,  equipment  and other physical property, whether or not pertaining to
Confidential Information, which are furnished to the Executive by the Employer or are produced by the Executive in connection with the Executive's employment will be and remain the sole property of the Employer. The Executive will return to the Employer all such materials and property as and when requested by the Employer,. In any event, the Executive will return all such materials and property immediately upon termination of the Executive's employment for any reason, with the exception of the Executive's personal computer, provided by the Employer . The Executive will not retain with the Executive any such material or property or any copies thereof after such termination.


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          (d)     Assignment  of  Inventions  and  Developments.  The  Executive
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agrees  that all Employer-Related Inventions and Developments which he conceives or develops, in whole or in part, either alone or jointly with others, during the term of his employment with the Employer will be the sole property of the Employer. The Employer will be the sole owner of all patents, trademarks, copyrights and other proprietary rights in and with respect to such Employer-Related Inventions and Developments. To the fullest extent permitted by law, such Employer-Related Inventions and Developments will be deemed works made for hire. The Executive hereby transfers and assigns to the Employer any proprietary rights which he may have or acquire in any such Employer-Related Inventions and Developments, and he waives any other special rights which he may have or accrue therein. The Executive agrees to execute any documents and take any actions that may be required to effect and confirm such transfer, assignment and waiver. The provisions of this Section 7(d) will apply to all Employer-Related Inventions and Developments which are conceived or developed by the Executive during the term of his employment with the Employer, whether or not further development or reduction to practice may take place after termination of his employment.

     The Executive agrees promptly to disclose to the Employer, or to persons designated by it, all Employer-Related Inventions and Developments which are or may be subject to the provisions of this Section 7(d).

     The Executive further agrees to assist the Employer, at the Employer's request from time to time and at its expense, to obtain and enforce patents, trademarks, copyrights or other proprietary rights with respect to Employer-Related Inventions and Developments in any and all countries. The Executive will execute all documents reasonably necessary or appropriate for this purpose. This obligation will survive the termination of the Executive's employment, provided that the Employer will compensate him at a reasonable rate after such termination for time actually spent by the Executive at the Employer's request on such assistance. In the event the Employer is unable, after reasonable effort, to secure the Executive's signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of his physical or mental incapacity or for any other reason whatsoever, the Executive hereby irrevocably designates and appoints the Employer and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by the Executive. This power of attorney shall survive any termination of this Agreement.

          (e)     Noncompetition  and  Nonsolicitation.  During  the  Restricted
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Term,  the  Executive  (i)  will  not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate, assist or invest in any Competing Business (as hereinafter defined); (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting or otherwise soliciting, inducing or influencing any employee of the Employer to leave employment with the Employer (other than terminations of employment of subordinate employees undertaken in the course of the Executive's employment with the Employer); and (iii) will refrain from soliciting or encouraging any customer or supplier to terminate or otherwise modify adversely its business relationship with the Employer. The Executive understands that the restrictions set forth in this Section 7(e) are intended to protect the Employer's interest in its Confidential Information and established


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employee, customer and supplier relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business conducted anywhere in the United States which is competitive with any business which the Employer conducts, or which to the Executive's knowledge the Employer has specifically contemplated, at any time during the employment of the Executive.

          (f)     Third-Party  Agreements  and  Rights.  The  Executive  hereby
                  ------------------------------------
confirms that, to his knowledge, the Executive is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Executive's use or disclosure of information or the Executive's engagement in Mitigo's stated business. The Executive represents to the Employer that the Executive's execution of this Agreement, the Executive's employment with the Employer and the performance of the Executive's proposed duties for the Employer will not, to his knowledge, violate any obligations the Executive may have to any such previous employer or other party subject to restrictions. In the Executive's work for the Employer, the Executive will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Executive will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

          (g)     Litigation  and  Regulatory  Cooperation.  The Executive shall
                  ----------------------------------------
cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpires while the Executive was employed by the Employer. The Executive's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During the Executive's employment, the Executive also shall cooperate fully with the Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpires while the Executive is employed by the Employer. This obligation will survive the termination of the Executive's employment, provided that the Employer will compensate him at a reasonable rate after such termination for time actually spent by the Executive at the Employer's request on such assistance.

          (h)     Injunction.  The  Executive  agrees that it would be difficult
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to measure any damages caused to the Employer which might result from any breach by the Executive of the promises set forth in this Section 7, and that in any event money damages would be an inadequate remedy for any such breach.
Accordingly, subject to Section 9 of this Agreement, the Executive agrees that if the Executive breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

     8.     Arbitration  of  Disputes.   Any controversy or claim arising out of
            -------------------------
or relating to this Agreement or the breach thereof or otherwise arising out of the Executive's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in


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the absence of such an agreement, under the auspices of the American Arbitration
Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. In the event that any person or entity other than the Executive or the Employer may be a party with regard to any such controversy or claim, such controversy or claim shall be submitted to arbitration subject to such other person or entity's agreement. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. This Section 8 shall be specifically enforceable. Notwithstanding the foregoing, this Section 8 shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 8 .

     9.     Consent  to  Jurisdiction.  To  the  extent that any court action is
            -------------------------
permitted consistent with or to enforce Section 8 of this Agreement, the parties hereby consent to the jurisdiction of the Superior Court of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts. Accordingly, with respect to any such court action, the Executive (a) submits to the personal jurisdiction of such courts; (b) consents to service of process; and (c) waives any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction or service of process.

     10.     Integration.  This  Agreement  constitutes  the  entire  agreement
             -----------
between the parties with respect to the subject matter hereof and supersedes all prior representations, understandings or agreements, whether written or oral, between the parties with respect to any related subject matter.

     11.     Assignment;  Successors  and Assigns, etc. Neither the Employer nor
             -----------------------------------------
the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided that the Employer may assign its rights under this Agreement without the consent of the Executive in the event that the Employer shall effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     12.     Enforceability.  If  any  portion  or  provision  of this Agreement
             --------------
(including, without limitation, any portion or provision of any section of this Agreement) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13.     Waiver.  No  waiver  of  any  provision  hereof  shall be effective
             ------
unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.


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
     14.     Notices.  Any  notices,  requests, demands and other communications
             -------
provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by a nationally recognized overnight courier service or by registered or certified mail, postage prepaid, return receipt requested, to the Executive at the last address the Executive has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the Chief Executive Officer, and shall be effective on the date of delivery in person or by courier or three (3) days after the date mailed.

     15.     Amendment.  This  Agreement  may  be  amended or modified only by a
             ---------
written instrument signed by the Executive and by a duly authorized representative of the Employer.

     16.     Governing  Law.  This  is  a  Massachusetts  contract  and shall be
             --------------
construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws principles of such Commonwealth. With respect to any disputes concerning federal law, such disputes shall be determined in accordance with the law as it would be interpreted and applied by the United States Court of Appeals for the First Circuit.

     17.     Counterparts.  This  Agreement  may  be  executed  in any number of
             ------------
counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Employer, by its duly authorized Treasurer, and by members of the Board of Directors, and by the Executive, as of the Effective Date.


                                   EMPLOYER:  International  Wireless,  Inc.
                                   --------


                                   By:
                                      ------------------------------------------
                                   Name:  Stanley  A.  Young
                                   Title:  Chairman  and  CEO

                                   EXECUTIVE:
                                   ---------


                                   By:   /s/  Adam  J.  Cogley
                                      ------------------------------------------
                                   Name:  Adam  J.  Cogley
                                   Title:  Treasurer  and  Corporate  Controller

                                   BOARD  MEMBERS:
                                   --------------

                                   By:  /s/ Stanley  A.  Young
                                      ------------------------------------------
                                   Name:  Stanley  A.  Young
                                   Title:    Chairman  and  CEO

                                   By:   /s/  Michael  Dewar
                                      ------------------------------------------
                                   Name:  Michael  Dewar
                                   Title:  President and Chief Operating Officer

                      Adam J. Cogley Employment Agreement:


Schedule  A

Performance  Bonus  Terms  and  Conditions:

Performance  Bonus

Up to 50% of base salary based on the Company meeting certain revenue targets. Revenue targets will be set annually and mutually agreed upon by the Board and the Employee in writing and attached as an addendum to this employment agreement.

Bonus is payable quarterly based on reaching milestones as follows:

Q1  5%  of  cumulative  total  revenue  goal
Q2  20%  of  cumulative  total  revenue  goal
Q3  50%  of  cumulative  total  revenue  goal
Q4  100%  of  cumulative  total  revenue  goal

Revenues must reach at least 60% of revenue goal each quarter to qualify for bonus.

Revenue  Qualification

70%  of  target  revenues  =     60%  of  quarterly  bonus  paid
80%  of  target  revenues  =     70%  of  quarterly  bonus  paid
90% of target revenues = 80% of quarterly bonus paid 100% of target revenues =100% of quarterly bonus paid

Yearly  Revenue  Target  Exceeded

If yearly revenue target is exceeded, performance bonus percentage will increase to match the percentage of revenue exceeded. For example, if the Company realizes 110% of projected revenue, the Employee performance bonus would equal 50% of base salary as figured above, plus an additional 10% of base salary. All such additional bonus amounts would be paid to the Employee within 30 days after the end of the International Wireless, Inc. fiscal year.